INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 333-15991 of Real Goods Trading Corporation on Form S-8 of our report dated May 8, 1998, appearing in this Annual Report on Form 10-KSB of Real Goods Trading Corporation for the year ended March 31, 1998.




[S]DELOITTE & TOUCHE, LLP
   Deloitte & Touche LLP
   Oakland, California
   June 19, 1998
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